                                                                  EXECUTION COPY

                          SCIENTIFIC GAMES CORPORATION

                   CONVERTIBLE SENIOR SUBORDINATED DEBENTURES

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT dated December 23, 2004 (the
"Agreement") is entered into by and among Scientific Games Corporation, a
Delaware corporation (the "Company"), the guarantors listed in Schedule 1 hereto
(the "Guarantors") and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc.
as representatives of the Initial Purchasers (the "Representatives") and
Jefferies & Company, Inc., Ramius Securities, LLC, BNY Capital Markets, Inc.,
Commerzbank Capital Markets Corp. and LaSalle Debt Capital Markets, a division of ABN AMRO Financial Services, Inc. (collectively with the Representatives, the
"Initial Purchasers").

     Pursuant to the Purchase Agreement, dated as of December 1, 2004, among the
Company and the Representatives (the "Purchase Agreement"), the Initial
Purchasers have agreed to purchase from the Company $250,000,000 aggregate principal amount of its Convertible Senior Subordinated Debentures due 2024,
and, at the option of the Initial Purchasers, up to an additional $25,000,000 aggregate principal amount of its Convertible Senior Subordinated Debentures due
2024 (together, the "Debentures"). The Debentures will be convertible into fully paid, non-assessable shares of Class A common stock, par value $0.01 per share, of the Company (the "Common Stock"). The Debentures will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Debentures, the
Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(j) of the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Additional Amounts": As defined in Section 3(a) hereof.

     "Additional Amounts Payment Date": Each June 1 and December 1.

     "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, "control" of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and
the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Registration Rights Agreement.

     "Amendment Effectiveness Deadline Date": As defined in Section 2(e) hereof.

     "Business Day": The definition of "Business Day" in the Indenture.

     "Commission": Securities and Exchange Commission.

     "Common Stock": As defined in the preamble hereto.

     "Company": As defined in the preamble hereto.

     "Debentures": As defined in the preamble hereto.

     "Effectiveness Period": As defined in Section 2(a)(iii) hereof.

     "Effectiveness Target Date": As defined in Section 2(a)(ii) hereof.

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Guarantee": The senior subordinated guarantee of the Debentures by the
Guarantors.

     "Guarantors": As defined in the preamble hereto.

     "Holder": A Person who owns, beneficially or otherwise, Transfer Restricted
Securities.

     "Indemnified Holder": As defined in Section 6(a) hereof.

     "Indenture": The Indenture, dated as of December 23, 2004, among the
Company, the Guarantors and Wells Fargo Bank, National Association, as trustee
(the "Trustee"), pursuant to which the Debentures are to be issued, as such
Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Initial Purchasers": As defined in the preamble hereto.

     "Majority of Holders": Holders holding over 50% of the aggregate principal amount of Debentures outstanding that are Transfer Restricted Securities;
provided that, for the purpose of this definition, a holder of shares of Common
Stock which constitute Transfer Restricted Securities and issued upon conversion of the Debentures shall be deemed to hold an aggregate principal amount of
Debentures (in addition to the principal amount of Debentures held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of such conversion as determined in accordance with the Indenture.

     "NASD": National Association of Securities Dealers, Inc.

     "Notice and Questionnaire": a written notice executed by the respective
Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as
Exhibit A to the Offering Memorandum of the Company dated December 1, 2004 relating to the Debentures.

     "Notice Holder": on any date, any Holder that has delivered a Notice and
Questionnaire to the Company on or prior to such date.

     "Person": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

     "Prospectus": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

     "Purchase Agreement": As defined in the preamble hereto.

     "Record Holder": With respect to any Additional Amounts Payment Date, each
Person who is a Holder on the 15th day preceding the relevant Additional Amounts
Payment Date.

     "Registration Default": As defined in Section 3(a) hereof.

     "Securities Act": Securities Act of 1933, as amended.

     "Shelf Filing Deadline": As defined in Section 2(a)(i) hereof.

     "Shelf Registration Statement": As defined in Section 2(a)(i) hereof.

     "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 2(c) hereof.

     "Suspension Notice": As defined in Section 4(c) hereof.

     "Suspension Period": As defined in Section 4(b)(i) hereof.

     "TIA": Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

     "Transfer Restricted Securities": Each Debenture (and Guarantee thereof)
and each share of Common Stock issued upon conversion of Debentures until the earliest of:

               (i) the date on which such Debenture or such share of Common
          Stock issued upon conversion has been effectively registered under the
          Securities Act and disposed of in accordance with the Shelf
          Registration Statement; provided that, with respect to shares of
          Common Stock issued upon conversion of a Debenture that has been so registered and disposed of, the relevant date shall be the date on which such Debenture that was converted was registered and disposed of, provided that upon conversion

          the shares of Common Stock received by the holder are freely transferable without additional registration under Securities Act;

               (ii) the date on which such Debenture or such share of Common
          Stock issued upon conversion is transferred in compliance with Rule
          144 under the Securities Act (or any other similar provision then in force) or may be sold or transferred by a person who is not an
          Affiliate of the Company pursuant to Rule 144 under the Securities Act
          (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

               (iii) the date on which such Debenture or such share of Common
          Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     "Underwritten Registration": A registration in which Debentures are sold to an underwriter for reoffering to the public.

     Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

     2.   Shelf Registration.

          (a)  The Company and the Guarantors shall:

               (i)   not later than 120 days after the first date of the
                     original issuance of the Debentures (the "Shelf Filing
                     Deadline"), cause to be filed a registration statement
                     pursuant to Rule 415 under the Securities Act (the "Shelf
                     Registration Statement"), which Shelf Registration
                     Statement shall provide for resales of all Transfer
                     Restricted Securities held by Holders that have provided
                     the information required pursuant to the terms of Section
                     2(b) hereof;

               (ii)  use reasonable efforts to cause the Shelf Registration
                     Statement to be declared effective by the Commission not
                     later than 210 days after the first date of the original
                     issuance of the Debentures (the "Effectiveness Target
                     Date"); and

               (iii) use reasonable efforts to keep the Shelf Registration
                     Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for
                     resales by the Holders of Transfer Restricted Securities
                     entitled, subject to Section 2(b), to the benefit of this
                     Agreement and (B) conforms with the requirements of this
                     Agreement and the Securities Act and the rules and
                     regulations of the Commission promulgated thereunder as
                     announced from time to time, for a period (the
                     "Effectiveness Period") until the earliest of:

                         (1) two years following the last date of original
                    issuance of any of the Debentures;

                         (2) the date when the Holders of Transfer Restricted
                    Securities are able to sell all such Transfer Restricted
                    Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the
                    Securities Act (or any similar provision then in force); or

                         (3) the date when all of the Transfer Restricted
                    Securities cease to be outstanding or have been sold either pursuant to the Shelf Registration Statement or pursuant to
                    Rule 144 under the Securities Act or any similar provision then in force.

          (b) At the time the Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is 10 Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. No such Holder (other than the Initial
     Purchasers) shall be entitled to have its Transfer Restricted Securities covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. None of the Company's or the Guarantors' securityholders
     (other than the Holders of Transfer Restricted Securities) shall have the right to include any of the Company's or any of the Guarantors' securities in the Shelf Registration Statement.

          (c) If the Shelf Registration Statement or any Subsequent Shelf
     Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted
     Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the
     Company and the Guarantors shall use their reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the
     Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities (a
     "Subsequent Shelf Registration Statement"). If a Subsequent Shelf
     Registration Statement is filed, the Company and the Guarantors shall use their reasonable efforts to cause the Subsequent Shelf Registration
     Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or Subsequent Shelf
     Registration Statement) continuously effective until the end of the
     Effectiveness Period.

          (d) The Company and the Guarantors shall supplement and amend the
     Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement, if required by the
     Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

          (e) Each Holder agrees that if such Holder wishes to sell Transfer
     Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with Section 2(b),
     Section 2(e) and Section 4(b). Each Holder wishing to sell Transfer
     Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the
     Company at least 10 Business Days prior to any intended distribution of
     Transfer Restricted Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective the Company and the Guarantors shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) 10 Business Days after such date or (y) 10 Business Days after the expiration of any Suspension Period in effect when the Notice and
     Questionnaire is delivered or put into effect:

               (i) if required by applicable law, file with the SEC a
          post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted
          Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment
          Effectiveness Deadline Date") that is 60 days after the date such post-effective amendment is required by this clause to be filed;

               (ii) provide such Holder a copy of any documents filed pursuant to Section 2(e)(i); and

               (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension
Period, the Company shall so inform the Holder delivering such Notice and
Questionnaire and

shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 4(b).
Notwithstanding anything contained herein to the contrary, (i) neither the
Company nor the Guarantors shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus, (ii) the Amendment Effectiveness Deadline Date shall be extended by up to 10 Business Days from the expiration of a Suspension Period
(and neither the Company nor the Guarantors shall incur any obligation to pay
Additional Amounts during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date and (iii) the Company shall not be obligated to file more than one post-effective amendment pursuant to
Section 2(e) in any single fiscal quarter of the Company.

          (f) The Company may require each Notice Holder to furnish to the
     Company such information regarding the Notice Holder and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted
     Securities of any Notice Holder that unreasonably fails to furnish such information within 20 business days after receiving such request, without prejudice to that Notice Holder's right to request participation in subsequent amendments to or filings of a Shelf Registration Statement.

     3.   Additional Amounts.

          (a)  If:

               (i) the Shelf Registration Statement is not filed with the
          Commission prior to or on the Shelf Filing Deadline;

               (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target
          Date;

               (iii) the Company or the Guarantors have failed to perform their obligations set forth in Section 2(e) within the time period required therein;

               (iv) any post-effective amendment to a Shelf Registration
          Statement filed pursuant to Section 2(e)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness
          Deadline Date;

               (v) except as provided in Section 4(b)(i) hereof, the Shelf
          Registration Statement is filed and declared effective but, during the
          Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within
          15 Business Days by a post-effective amendment to the Shelf
          Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or
          15(d) of the Exchange

          Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

               (vi) (A) prior to or on the 30th day of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (vi), a
"Registration Default"), the Company and the Guarantors hereby agree to pay additional amounts in cash ("Additional Amounts") with respect to the Transfer
Restricted Securities to each Holder of such Transfer Restricted Securities who has complied with such Holder's obligations under this Agreement from and including the day following the Registration Default to but excluding the earlier of (1) the day on which all Registration Defaults have been cured and
(2) the date the Shelf Registration Statement is no longer required to be kept effective as set out below:

                    (A) in respect of the Debentures, the Company and the
               Guarantors jointly and severally agree to pay interest to each holder of Debentures accruing at a rate of (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate issue price of the Debentures, and (y) with respect to the period commencing on the 91st day following the day the
               Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate issue price of the
               Debentures; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the aggregate issue price of the Debentures; and

                    (B) in respect of Common Stock, each Holder of such Common
               Stock will not be entitled to any Additional Amounts on such
               Common Stock;

provided that the Company shall not be required to pay Additional Amounts in respect of more than one Registration Default at any one time.

          (b) All accrued Additional Amounts shall be paid in arrears to Record
     Holders by the Company and the Guarantors on each Additional Amounts
     Payment Date. Additional Amounts pursuant to clauses (iii) through (vi) of
     Section 3(a) shall only be payable to Holders of Transfer Restricted
     Securities that have delivered a timely and properly completed Notice and
     Questionnaire. Upon the cure of all Registration Defaults relating to any particular Debenture, the accrual of Additional Amounts with respect to such Debenture shall cease.

     All obligations of the Company and the Guarantors set forth in this Section
3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such

obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Additional Amounts set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each
Registration Default.

     4.   Registration Procedures.

          (a) In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 4(b)
     hereof and shall use reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the
     Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

          (b) In connection with the Shelf Registration Statement and any
     Prospectus required by this Agreement to permit the sale or resale of
     Transfer Restricted Securities, the Company and the Guarantors shall:

               (i) Subject to any notice by the Company or the Guarantors in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the
          Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer
          Restricted Securities during the Effectiveness Period, the Company and/or the Guarantors shall use reasonable efforts to file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in
          the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use reasonable efforts to cause such amendment to be declared effective and the Shelf
          Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.
          Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 30 days in any
          90-day period (each such period, a "Suspension Period") upon:

               (x) the occurrence or existence of any fact or the happening of any event as a result of which the Shelf Registration Statement, the
          Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material

          fact required to be stated therein or necessary to make the statements therein not misleading; and

               (y) the occurrence or existence of any corporate development that, in the Company's judgment, makes it appropriate to suspend the effectiveness of the Shelf Registration Statement;

     provided that the Company and the Guarantors will use their reasonable efforts to ensure that the use of the Prospectus may be resumed (A) in the case of clause (x) above, as soon as, in the judgment of the Company, public disclosure of such fact or event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (B)
     in the case of clause (y) above, as soon as, in the judgment of the
     Company, such suspension is no longer appropriate; provided, however, that
     Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period; provided further that the Company may not suspend the effectiveness of the Shelf Registration Statement to avoid its obligations hereunder. The
     Company shall not be required to specify in the written notice to the
     Holders the nature of the event giving rise to the Suspension Period.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the
          Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Debentures or shares of Common Stock covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf
          Registration Statement or supplement to the Prospectus.

               (iii) Advise the selling Holders promptly and, if requested by such selling Holders, to confirm such advice in writing, except as provided in clause (D) below:

                    (A) when the Prospectus or any Prospectus supplement or
               post-effective amendment has been filed, and, with respect to the
               Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                    (B) of any request by the Commission for amendments to the
               Shelf Registration Statement or amendments or supplements to the
               Prospectus or for additional information relating thereto,

                                       10

                    (C) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer
               Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                    (D) of the existence of any fact or the happening of any
               event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the
               Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration
               Statement or the Prospectus in order to make the statements therein not misleading.

          If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the
     Transfer Restricted Securities under state securities or Blue Sky laws, the
     Company and the Guarantors shall use their reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

               (iv) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders, all relevant financial and other records, pertinent corporate documents and properties of the
          Company and the Guarantors as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of
          Section 11 of the Securities Act, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling
          Holders, attorney or accountant in connection therewith, in each case, as is customary for similar "due diligence" examinations; provided that any information that is designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

               (v) Ensure that the "Plan of distribution" of the Shelf
          Registration Statement will permit resales of Transfer Restricted
          Securities covered by

                                       11

          the Shelf Registration Statement through securities brokers and dealers and if requested by any selling Holders, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the
          "Plan of distribution" of the Transfer Restricted Securities.

               (vi) Furnish to each selling Holder upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto
          (or exhibits incorporated in such exhibits by reference) as such
          Person may request in writing).

               (vii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company or the Guarantors in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted
          Securities covered by the Prospectus or any amendment or supplement thereto.

               (viii) Before any public offering of Transfer Restricted
          Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer
          Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the
          Transfer Restricted Securities covered by the Shelf Registration
          Statement; provided, however, that neither the Company nor the
          Guarantors shall be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

               (ix) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer
          Restricted Securities, to the extent certificated securities are available pursuant to the terms of the Indenture at that time, to be sold pursuant to the Shelf Registration Statement and not bearing any restrictive legends (unless

                                       12

          required by applicable securities laws); and enable such Transfer
          Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

               (x) Use their reasonable efforts to cause the Transfer Restricted
          Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted
          Securities.

               (xi) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use their reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

               (xii) Provide CUSIP numbers for all Transfer Restricted
          Securities not later than the effective date of the Shelf Registration
          Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

               (xiii) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence
          investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

               (xiv) Otherwise use their efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xv) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the
          Trustee and the holders of Debentures to effect such changes to the
          Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                                       13

               (xvi) Use reasonable efforts to cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

               (xvii) Provide to each Holder notice of the filing and
          effectiveness of the Shelf Registration Statement and, upon written request, each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

          (c) Each Holder agrees by acquisition of a Transfer Restricted
     Security that, upon receipt of any notice (a "Suspension Notice") from the
     Company of the existence of any fact of the kind described in Section
     4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of
     Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

               (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such
Holder's possession, of the Prospectus covering such Transfer Restricted
Securities that was current at the time of receipt of such Suspension Notice.

          (d) Each Holder agrees by acquisition of a Transfer Restricted
     Security, that no Holder shall be entitled to sell any of such Transfer
     Restricted Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the
     Company with a Notice and Questionnaire as required pursuant to Section
     2(e) hereof (including the information required to be included in such
     Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. Any sale of any Transfer Restricted
     Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any

                                       14

     untrue statement of a material fact relating to or provided by such Holder to its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading.

     5.   Registration Expenses.

     All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement shall be borne by the Company and the
Guarantors regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

               (i) all registration and filing fees and expenses (including filings made with the NASD);

               (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

               (iii) all expenses of printing (including printing of
          Prospectuses and certificates for the Common Stock to be issued upon conversion of the Debentures) and the Company's and the Guarantors'
          expenses for messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel to the Company and the
          Guarantors;

               (v) all application and filing fees in connection with listing
          (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

               (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors.

     The Company and the Guarantors shall bear their internal expenses
(including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors. Each selling Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, and the expenses of its own counsel, relating to the sale or disposition of such selling
Holder's Transfer Restricted Securities.

     6.   Indemnification and Contribution.

          (a) The Company and the Guarantors agree to, jointly and severally, indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement (including each Initial
     Purchaser),

                                       15

     and its directors, officers, and employees and each person, if any, who controls any such Holder within the meaning of Section 15 of the Securities
     Act or Section 20 of the Exchange Act (each, an "Indemnified Holder"), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer
     Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a
          material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto; or

               (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial
Purchaser or information relating to any Holder furnished to the Company in writing through the Representatives or any Notice Holder expressly for use therein; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this
Section 6(a) shall not inure to the benefit of any Initial Purchaser or any
Holder to the extent that the sale to the person asserting any such losses, claims, damages or liability was an initial resale by such Initial Purchaser or
Holder and any such losses, claims, damages or liability of or with respect to such Initial Purchaser or Holder results from the fact that both (i) a copy of the final prospectus that was required to be sent or given to such person was not sent or given to such a person at or prior to the written confirmation of the sale of Debentures to such person and (ii) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus in a timely manner was a result of non-compliance by the Company or the
Guarantors with the provisions of Section 4(b)(vi) and (vii). The foregoing indemnity agreement is in addition to any liability which the Company or the
Guarantors may otherwise have.

          (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, officers and employees and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company

                                       16

     and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have. In no event shall any
     Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer
     Restricted Securities pursuant to a Shelf Registration Statement exceeds
     (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) Promptly after receipt by an indemnified party under this Section
     6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company or the Guarantors under this Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company or the Guarantors, and in that event, the fees and expenses of such separate counsel shall be paid by the
     Company or the Guarantors.

          (d) The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final

                                       17

     judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have (A) reimbursed the indemnified party in accordance with such request prior to the date of such settlement; or (B) delivered notice to the indemnified party of its good faith objection to such claim of indemnification within 45 days after receipt by such indemnifying party of the aforesaid request. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering and sale of the Transfer Restricted Securities on the one hand and a
          Holder with respect to the sale by such Holder of the Transfer
          Restricted Securities on the other, or

               (ii) if the allocation provided by Section (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i)
          but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable
          considerations.

                                       18

The relative benefits received by the Company and the Guarantors on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under the Purchase Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer
Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this
Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).

     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

     Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

          (f) The provisions of this Section 6 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or investigation made by or on behalf of any Holder, the Company, or the
     Guarantors or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of
     Transfer Restricted Securities.

     7. Rule 144A and Rule 144. The Company and the Guarantors agree with each
Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) are not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any
Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer
Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) are subject to Section 13 or 15 (d) of the Exchange Act,

                                       19

to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     8. No Participation in Underwritten Registrations. No Holder may
participate in any Underwritten Registration hereunder.

     9. Miscellaneous.

          (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company or the Guarantors to comply with their obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, the
     Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under
     Section 2 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) Actions Affecting Transfer Restricted Securities. Neither the
     Company nor the Guarantors shall, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted
     Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) No Inconsistent Agreements. The Company and the Guarantors have not, as of the date hereof, entered into, nor shall either of them, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company and the Guarantors shall not on or after the date hereof grant to any of their securityholders (other than the Holders of
     Transfer Restricted Securities in such capacity) the right to include any of their securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

          (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.
     Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not

                                       20

     directly or indirectly adversely affect the rights of other Holders, may be given by the Majority of Holders, determined on the basis of Debentures being sold rather than registered under such Shelf Registration Statement.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common
          Stock, as the case may be; and

               (ii) if to the Company or the Guarantors, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with the provisions of this
Section 9(e).

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The
     Company and the Guarantors hereby agree to extend the benefit of this
     Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Debentures Held by the Company or Their Affiliates. Whenever the
     consent or approval of Holders of a specified percentage of Transfer
     Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                       21

          (j) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted
     Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       22

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          SCIENTIFIC GAMES CORPORATION,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President of Finance
                                                    and CFO

                                          SCIENTIFIC GAMES MANAGEMENT
                                          CORPORATION,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          SCIENTIFIC GAMES HOLDINGS CORPORATION,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          SCIENTIFIC GAMES (GREECE), INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          SCIENTIFIC GAMES ACQUISITION, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          SCIENTIFIC GAMES FINANCE CORPORATION,

                                          by /s/ C. Gray Bethea, Jr.
                                             -----------------------------------
                                             Name:  C. Gray Bethea, Jr.
                                             Title: Vice President and Secretary

                                          SCIENTIFIC GAMES INTERNATIONAL, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          MDI Entertainment, LLC,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President of Scientific
                                                    Games International Inc.,
                                                    Manager of MDI
                                                    Entertainment, LLC

                                          SCIENTIFIC GAMES ROYALTY CORPORATION,

                                          by /s/ C. Gray Bethea, Jr.
                                             -----------------------------------
                                             Name:  C. Gray Bethea, Jr.
                                             Title: Vice President and Secretary

                                          SCIENTIFIC GAMES RACING, LLC,

                                          by /s/ Martin E. Schloss
                                             -----------------------------------
                                             Name:  Martin E. Schloss
                                             Title: Vice President and Secretary

                                          AUTOTOTE INTERNATIONAL, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          SG RACING, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          AUTOTOTE ENTERPRISES, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

                                          AUTOTOTE KENO CORPORATION,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          AUTOTOTE GAMING, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          AUTOTOTE DOMINICANA INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          AUTOTOTE INTERACTIVE, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President and Treasurer

                                          SCIENTIFIC GAMES ONLINE ENTERTAINMENT
                                          SYSTEMS, INC.,

                                          by /s/ DeWayne E. Laird
                                             -----------------------------------
                                             Name:  DeWayne E. Laird
                                             Title: Vice President

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers

By /s/ Michael K. Ryan
   ---------------------------
      Authorized Signatory

BEAR, STEARNS & CO. INC.

For itself and on behalf of the
several Initial Purchasers

By /s/ Paul S. Rosica
   ---------------------------
      Authorized Signatory

                              Subsidiary Guarantors
                              ---------------------

------------------------------------------------------------------------------------------
                                                            State or Other Jurisdiction
                                                            of Incorporation or
Subsidiary Name                                             Organization
------------------------------------------------------------------------------------------

Scientific Games Management Corporation                     Delaware
------------------------------------------------------------------------------------------
Scientific Games Holdings Corp.                             Delaware
------------------------------------------------------------------------------------------
Scientific Games (Greece), Inc.                             Delaware
------------------------------------------------------------------------------------------
Scientific Games Acquisition, Inc.                          Delaware
------------------------------------------------------------------------------------------
Scientific Games Finance Corporation                        Delaware
------------------------------------------------------------------------------------------
Scientific Games International, Inc.                        Delaware
------------------------------------------------------------------------------------------
MDI Entertainment, LLC                                      Delaware
------------------------------------------------------------------------------------------
Scientific Games Royalty Corporation                        Delaware
------------------------------------------------------------------------------------------
Scientific Games Racing, LLC                                Delaware
------------------------------------------------------------------------------------------
Autotote International, Inc.                                Delaware
------------------------------------------------------------------------------------------
SG Racing, Inc.                                             Delaware
------------------------------------------------------------------------------------------
Autotote Enterprises, Inc.                                  Connecticut
------------------------------------------------------------------------------------------
Autotote Keno Corporation                                   Nebraska
------------------------------------------------------------------------------------------
Autotote Gaming, Inc.                                       Nevada
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Autotote Dominicana Inc.                                    Delaware
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Autotote Interactive, Inc.                                  Delaware
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Scientific Games Online Entertainment Systems, Inc.         Delaware
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